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                                                                     WF&G DRAFT
                                                                      1/15/98

                                   3,500,000 Shares

                                     VYSIS, INC.
                               (a Delaware corporation)

                                    Common Shares
                                  ($0.001 Par Value)

                                UNDERWRITING AGREEMENT

                                                       [________], 1998

FURMAN SELZ LLC
DEUTSCHE MORGAN GRENFELL INC.
EVEREN SECURITIES, INC.
As representatives of the
  several Underwriters
c/o Furman Selz LLC
230 Park Avenue
New York, New York  10169

Dear Ladies and Gentlemen:

     SECTION 1.       INTRODUCTION.

     Vysis, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), acting severally and not jointly, for which Furman Selz LLC, Deutsche Morgan Grenfell Inc. and EVEREN Securities, Inc. are acting as representatives (the "Representatives"), an aggregate of 3,500,000 shares of the Company's common stock, $0.001 par value (the "Common Shares"). The 3,500,000 Common Shares to be purchased by the Underwriters are referred to herein as the "Initial Shares." The Company also proposes to issue and sell to the several Underwriters, acting severally and not jointly, an aggregate of not more than 525,000 additional Common Shares (the "Additional Shares"), if requested by the Underwriters in accordance with Section 4 ("Over-Allotment") hereof. The Initial Shares and the Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Representatives of the Underwriters.

     The Company hereby agrees with the several Underwriters as follows:

     SECTION 2.       REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents, warrants and agrees with each of the Underwriters that:


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          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS.  A registration state-
     ment on Form S-1 (File No. 333-38109 under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "1933 Act Regulations"). Such registration statement has been filed with the Commission under the 1933 Act, and one or more amendments to such registration statement may also have been so filed. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus." Such registration statement, including the exhibits and any schedules, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the Preliminary Prospectus dated January 6, 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


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          (ii)  NO SUSPENSION ORDERS.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such order. When any Preliminary Prospectus delivered to you for dissemination in connection with the offering was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1933 Act and the 1933 Act Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made. When the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the 1933 Act and the 1933 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date (as defined in Section 3 hereof: "Purchase, Sale and Delivery of the Shares") and the Option Closing Date (as defined in Section 4 hereof: "Over-Allotment"), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the 1933 Act and the 1933 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.


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          (iii)       GOOD STANDING OF THE COMPANY AND SUBSIDIARIES.  Each of
     the Company and its subsidiaries (the "Subsidiaries") (A) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business as a foreign corporation in each jurisdiction (x) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined) and (y) in which it owns or leases property. "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole.

          (iv) CAPITALIZATION. The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding Common Shares have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or in the Registration Statement, there are no outstanding options, warrants, rights or other arrangements requiring the Company or any Subsidiary, if not wholly-owned at any time, to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the Registration Statement or the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares have been duly authorized; and on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, the Initial Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and good and marketable title

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     to such Shares will pass to the Underwriters on the Closing Date or the
     Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever (other than any lien, encumbrance, security interest, claim or other restriction created by any Underwriter). All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The Company has received, subject to notice of issuance, approval to have the Shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq NMS") and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

          (v) FINANCIAL STATEMENTS. The financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and have been examined by Price Waterhouse LLP, who are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the caption "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are prepared on a basis consistent with the financial statements of the Company and its Subsidiaries.

          (vi) TAX COMPLIANCE. The Company and each of its Subsidiaries have filed all necessary federal, state and local income and franchise tax returns and have paid all taxes shown as due thereunder, except for such taxes that the payment of which is being contested in good faith, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, may have a Material Adverse Effect.

          (vii) INSURANCE. The Company and each of its Subsidiaries maintains insurance of the types and in amounts which they reasonably believe to be adequate for their business and in such amounts and with such deductibles as is

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     customary for companies in the same or similar business, all of which insurance is in full force and effect.

          (viii) ABSENCE OF PROCEEDINGS. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (C) may have a Material Adverse Effect.

          (ix) AUTHORIZATION OF AGREEMENT. The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder or its consummation of the transactions contemplated herein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of (A) the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (B) any indenture, shareholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company,

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     any of its Subsidiaries or any of their respective activities or properties.

          (x) ACCURACY AND VALIDITY OF EXHIBITS. All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and assuming such agreements are binding agreements of the other parties thereto, constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 and there are no contracts or other documents which are required by the 1933 Act or such Form to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          (xi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding common shares, paid or declared any dividends or other distributions on its common shares or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the condition (financial or other), net worth or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any term or provision of (A) its certificate of incorporation, or bylaws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument

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     to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default may have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default may have a Material Adverse Effect.

          (xii) ABSENCE OF LABOR DISPUTE. No labor disturbance by the employees of the Company or any of its Subsidiaries exists or to the best of the Company's knowledge, is imminent which may have a Material Adverse Effect.

          (xiii) NO MATERIAL LIABILITIES UNDER THE 1933 ACT. Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the 1933 Act.

          (xiv)       [Intentionally omitted].

          (xv) NO CONSENTS REQUIRED. No consent, approval, authorization or order of any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the 1933 Act or may be required under state securities, Blue Sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the Underwriters' purchase and distribution of the Shares.

          (xvi) REGISTRATION RIGHTS. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

          (xvii) NO PRICE STABILIZATION OR MANIPULATION. Neither the Company nor any of its officers, directors or affiliates (within the meaning of the 1933 Act Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the


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     Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

          (xviii)     TITLE TO PROPERTY.  Each of the Company and its
     Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all tangible properties and assets owned or leased by it free and clear of all liens, encumbrances, security interests, restrictions, equities, claims and defects, except (A) such as are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected on the financial statements included in the Registration Statement. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

          (xix) COMPLIANCE WITH ENVIRONMENTAL, SAFETY AND HEALTH LAWS, AND ERISA. Neither the Company nor any Subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the

                                       -9-

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     hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

          (xx) LICENSES AND PERMITS. Each of the Company and its Subsidiaries holds all franchises, licenses, permits, certificates and other authorizations from federal, state and other regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits and other governmental authorizations are in full force and effect and the Company is in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect.

          (xxi) INTELLECTUAL PROPERTY. Except as set forth in the Prospectus, each of the Company and its Subsidiaries owns, or is licensed or otherwise has sufficient right to use, the proprietary knowledge, confidential information, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights used in or necessary for the conduct of its business, including, without limitation, its FISH technology, its CGH and gCGH technology and its Q-beta replicase technology, each as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and neither the Company nor any of the Subsidiaries has received notice of, or is otherwise aware of, infringement of, or conflict with, asserted rights of others with respect to the foregoing which infringement or conflict could reasonably be expected to have a Material Adverse Effect. All patents and applications therefor, trademark registrations and applications therefor, and registered copyrights, which are owned by the Company or its Subsidiaries, have been duly registered in, filed in, or issued by, the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction, except for any failure to so register, file, issue, maintain or renew that would not have a Material Adverse Effect.

          (xxii) SUBSIDIARY DIVIDENDS. No Subsidiary of the Company is currently prohibited, directly or indirectly, by the terms of its organizational documents or any agreement to which it is a party from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or of any Subsidiary and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 3.       PURCHASE, SALE AND DELIVERY OF THE INITIAL SHARES.

     On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $_______ per Share, the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     Delivery of certificates, and payment of the purchase price, for the Initial Shares shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or such other location as such be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 10:00 a.m., New York City time, on the third (fourth, if the pricing occurs after 4:30 PM Eastern Standard Time on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 12 ("Substitution of Underwriters"), or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Initial Shares by wire transfer of immediately available funds to a bank account designated by the Company in writing to the Representatives at least two business days prior to the Closing Date or by certified or official bank checks in same day funds drawn to the order of the Company. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in denominations and registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Initial Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date.

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     SECTION 4.       OVER-ALLOTMENT.

     At any time during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Common Shares or may be a second closing held on a date subsequent to the Closing Date, either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 4 ("Over-Allotment") at the purchase price per share to be paid for the Initial Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

     The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Initial Shares set forth opposite such Underwriter's name bears to the total number of Initial Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Initial Shares.

     No Additional Shares shall be sold or delivered unless the Initial Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

     Delivery of the certificates, and payment of the purchase price, for the Additional Shares shall be made on the Option Closing Date at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or such other location as shall be agreed upon by the Company and the Representatives.

     Delivery of the certificates for the Additional Shares shall be made to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company in writing to the Representatives at least two business days prior to the Option Closing Date or by certified or official bank checks in same day funds drawn to the order of the Company. The certificates for the Additional Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as you request, not less than two full business days prior to the Option Closing Date. The certificates for the Additional Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the business day prior to the Option Closing Date. Except to the extent waived by the Underwriters, all the provisions of this Agreement applicable with respect to the transactions contemplated on the Closing Date shall apply to such Option Closing Date, MUTATIS MUTANDIS, and the Additional Shares purchased at such closing hereunder shall be deemed Shares for all purposes of this Agreement.

     SECTION 5.       PUBLIC OFFERING OF THE SHARES.

     As soon after the Registration Statement becomes effective as the Representatives deem advisable, the Underwriters propose to make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus.

     SECTION 6.       COVENANTS OF THE COMPANY.

     The Company covenants and agrees with each of the Underwriters that:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 6(b) hereof ("Filing of Amendments"), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 6(b) hereof ("Filing of Amendments"), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (i) LISTING. The Company will use its best efforts to effect and maintain, until the completion of the distribution of the Shares (including any Additional Shares), the quotation of the Shares on the Nasdaq NMS and will file with the Nasdaq NMS all documents and notices required by the Nasdaq NMS of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq NMS.

          (j) RESTRICTION ON SALE OF SHARES. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Furman Selz LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or pursuant to any new employee benefit plan of the Company created subsequent to the date of this Agreement, provided that any such Common Shares or options issued or granted pursuant to any such new employee benefit plan, in each case, may not be sold or exercised, as the case may be, during the period of 180 days from the date of the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or (E) any Common Shares issued pursuant to agreements referenced in the Registration Statement. In addition, the Company shall exercise its rights under the Vysis, Inc. 1996 Stock Incentive Plan (and under each agreement entered into thereunder providing for the granting of any option or other purchase right) to cause each recipient of any options or purchase rights granted thereunder to desist from selling or otherwise transferring any Common Shares acquired by such person upon exercise of any such option or purchase right for a period of 180 days from the date of the Prospectus, and the Company agrees not to grant any waiver therefrom without the prior written consent of Furman Selz LLC.

          (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act.

          (l)  [Intentionally omitted.]

          (m) During a period of five years after the date hereof, the Company will furnish to its shareholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to the Representatives:

               (i) as soon as they are available, copies of all reports (financial or other) mailed to shareholders;

               (ii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

               (iii) every material press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

               (iv) any additional information of a public nature concerning the Company or its business which the Representatives may reasonably request.

          During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (n) TRANSFER AGENT. For so long as the Company is required to file periodic reports with the Commission pursuant to the 1934 Act, the Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Shares.

          (o) NO PRICE STABILIZATION. The Company shall not take, and shall use its best reasonable efforts to prevent any of its officers or directors, and affiliates of any of them (within the meaning of the 1933 Act Regulations), directly or indirectly, from taking any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company during any period in which the distribution of any Initial Shares or any Additional Shares is continuing.

     SECTION 7.       EXPENSES.

     (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to,
(i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, printing, duplication, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplements thereto), this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney, and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or Blue Sky laws, including the cost of preparing and mailing the preliminary and final Blue Sky memoranda and filing fees and disbursements and fees and disbursements of counsel to the Underwriters and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and of the NASD relating to the Shares, including the fees and disbursements of counsel to the Underwriters, (v) any fees and expenses in connection with the quotation of the Shares on the Nasdaq NMS, and (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company pursuant to this Agreement; PROVIDED that, the Company's obligation pursuant to this Section 7 with respect to (A) the fees (but not disbursements) of counsel to the Underwriters described in clause (iii) of this Section 7 and
(B) the fees (but not disbursements) of such counsel relating to filing with the NASD shall be limited to a maximum aggregate of $10,000.

     (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement, the Company shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

     SECTION 8.       CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

     The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. If the Registration Statement, including any Rule 462(b) Registration Statement, or any amendment thereto filed prior to the Closing Date, has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11:00 A.M., New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Shares or the Registration Statement (containing the information omitted therefrom pursuant to Rule 430A under the 1933 Act included in the Prospectus), as the case may be, containing information regarding the initial public offering price of the Shares has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

     (b)  [Intentionally omitted.]

     (c) OPINION OF COUNSEL TO THE UNDERWRITERS. On or prior to the Closing Date, the Representatives shall have received from Willkie Farr & Gallagher, counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Initial Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request, and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

     (d)  OPINION OF COUNSEL TO THE COMPANY.   On the Closing Date, the
Underwriters shall have received the opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel to the Company, to the effect set forth below:

          (i) Each of the Company and each of its domestic Subsidiaries (A) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus, and (B) to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation in each jurisdiction (x) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect) and (y) in which it owns or leases real property;

          (ii) The Company has authorized capital stock as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and to the best of such counsel's knowledge, are free of any preemptive or other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the Shares have been duly authorized for quotation on the Nasdaq NMS;

          (iii) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or threatened or contemplated under the 1933 Act; the Registration Statement and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), as of their respective effective or issue dates, complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; the descriptions contained and summarized in the Registration Statement and the Prospectus of written and/or other material contracts to which the Company or its

     Subsidiaries are parties and which are filed as exhibits to the Registration Statement, are accurate and fairly represent in all material respects the information required to be shown by Form S-1; to the best knowledge of such counsel, there are no contracts or documents which are required by the 1933 Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; and, to the best knowledge of such counsel, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein;

          (iv) The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement, assuming due authorization, execution and delivery by each other party hereto, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. None of the Company's execution or delivery of this Agreement, its performance hereof or its consummation of the transactions contemplated herein, will conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of the certificate or articles of incorporation or bylaws of the Company or any of its Subsidiaries; the terms of any executed agreement filed as an exhibit to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is or may be bound or to which any of their respective properties may be subject; any statute, rule or regulation of any domestic regulatory body or administrative agency or other domestic governmental agency or body that is normally applicable to transactions of the type contemplated by this Agreement; or any judgment, decree or order, known to such counsel after reasonable investigation, of any domestic court, regulatory body or administrative agency or other domestic governmental agency or body having such jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties; and no consent, approval, authorization or order of any domestic court, regulatory body or administrative agency or other domestic governmental agency or body has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or may be obtained under the 1933 Act or may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Shares; and

          (v) The issued shares of capital stock of each of the domestic Subsidiaries have been duly authorized validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other liens, encumbrances, claims or security interests.

     In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company, representatives of the Company's independent public accountants, and with your representatives and your counsel at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

     In rendering such opinion, such counsel may rely on the following: (A) as to matters involving the application of laws other than the federal laws of the United States and the law of the jurisdiction in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; and (C) if written confirmation of the Commission is not available at the time such opinion is rendered, upon the oral representations of members of the Commission's staff with respect to the Registration Statement or any amendment thereto having become effective and the lack of issuance of a stop order or institution or contemplation of proceedings for that purpose.

     References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

     (e) OPINION OF IN-HOUSE COUNSEL. On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of William E. Murray, Esq., general counsel to the Company, to the effect set forth below:

          (i) Each of the Company and each of its Subsidiaries (A) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease its properties and to conduct its business as described in the Prospectus, and (B) to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation in each jurisdiction (x) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect) and (y) in which it owns or leases real property;

          (ii) The Company has authorized capital stock as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and to the best of such counsel's knowledge, are free of any preemptive or other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the Shares have been duly authorized for quotation on the Nasdaq NMS;

          (iii) To the best of such counsel's knowledge, the Company and its Subsidiaries are not in violation of any federal, state or local statute, administrative regulation or other law of general application to corporations in the conduct of their businesses, which violation is likely to have a Material Adverse Effect; and each of the Company and its Subsidiaries has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business

                                      -23
     as presently conducted and as contemplated in the Prospectus, except when a failure to obtain such authorizations would not have a Material Adverse
      Effect;

          (iv) To the best of such counsel's knowledge, no Subsidiary of the Company is currently prohibited by the terms of its organizational documentation or by any agreement to which it is a party from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus;

          (v) To the best of such counsel's knowledge, except as described in the Prospectus, no claims have been asserted against the Company or any of its Subsidiaries by any person relating to the use of any proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks or copyrights used in or necessary for the conduct of the Company's business (collectively "Rights") or challenging or questioning the validity or effectiveness of any such Rights, except for such claims as could not reasonably be expected to have a Material Adverse Effect. The use, in connection with the business and operations of the Company and its Subsidiaries, of such Rights does not, to the best of such counsel's knowledge, infringe on the rights of any person, except for any potential infringement as is disclosed in the Prospectus; and

          (vi) the Company has a legal, valid and binding right under the terms of the Vysis 1996 Stock Incentive Plan (and under each agreement entered into thereunder providing for the grant of options or other purchase rights) to require that each holder of any option or other purchase right granted pursuant thereto desist from selling any Common Shares acquired upon exercise thereof for a period of at least 180 days from the date of the Prospectus.

     Such counsel shall also make the statements described in the last three paragraphs of paragraph (d) of this Section 8 ("Conditions of the Underwriters' Obligations").

     (f) OPINIONS OF SPECIAL COUNSELS. At the time that this Agreement is executed by the Company, the Underwriters shall have received (i) the opinion of Hogan & Hartson, special regulatory counsel to the Company and (ii) the opinion of McCutchen, Doyle, Brown & Enerson LLP, special patent counsel to the Company, each in form and substance satisfactory to the Representatives. McCutchen, Doyle, Brown & Enerson LLP shall have consented to being named as an expert in the Registration Statement.

     (g) ACCOUNTANTS' COMFORT LETTER. At the time that this Agreement is executed by the Company the Underwriters shall have received from Price Waterhouse LLP a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than three (3) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

     (h) OFFICER'S CERTIFICATE. On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

          (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons, are contemplated or threatened under the 1933 Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

          (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus delivered to you for dissemination in connection with the offering included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date (and except as disclosed in or contemplated by the Prospectus), neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its Subsidiaries which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

     References to the Registration Statement and the Prospectus in this paragraph (h) are to such documents as amended and supplemented at the date of the certificate.

     (i) NO CHANGES IN BUSINESS. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any material change or decrease specified in the letter or letters referred to in paragraph (g) of this
Section 8 ("Conditions of the Underwriters' Obligations") or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its Subsidiaries (in either case, other than those changes or developments disclosed in or contemplated by the Prospectus) which material change or decrease in the case of clause (i) makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus, or which change or development in the case of clause (ii) is reasonably likely to have a Material Adverse Effect.

     (j) NO SUSPENSION ORDERS. No order suspending the sale of the Shares prior to the Closing Date in any jurisdiction designated by you pursuant to
Section 6(f) hereof ("Covenants of the Company--Blue Sky Qualifications") hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

     (k) ADDITIONAL DOCUMENTS. The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 8 ("Conditions of the Underwriters' Obligations") shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 ("Representations and Warranties") of this Agreement.

     (l) APPROVAL OF LISTING. At the Closing Date the Securities shall have been approved for inclusion in the Nasdaq NMS, subject only to official notice of issuance.

     (m) LOCK-UP AGREEMENT. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by Amoco Corporation.

     (n) CONDITIONS TO PURCHASE OF ADDITIONAL SHARES. In the event that the Underwriters exercise their option provided in Section 4 hereof ("Over-Allotment") to purchase all or any portion of the Additional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date and, on the Option Closing Date, the Representatives shall have received:

          (i) OFFICER'S CERTIFICATE. A certificate, dated the Option Closing Date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 8(h) hereof ("Officer's Certificate") remains true and correct as of the Option Closing Date.

          (ii) OPINION OF COUNSEL TO THE COMPANY. The favorable opinion of Mayer, Brown & Platt, counsel to the Company, in form and substance satisfactory to Willkie Farr & Gallagher, counsel to the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 8(d) hereof ("Opinion of Counsel to the Company").

          (iii) OPINION OF COUNSEL TO THE UNDERWRITERS. The favorable opinion of Willkie Farr & Gallagher, counsel to the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 8(c) hereof ("Opinion of Counsel to the Underwriters").

          (iv) BRING-DOWN COMFORT LETTER. A letter from Price Waterhouse LLP, in form and substance satisfactory to the Representatives and dated the Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 8(g) hereof ("Accountants' Comfort Letter"), except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than five days prior to the Option Closing Date.

     (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof ("Expenses") and except that Section 2 ("Representations and Warranties"), Section 9 ("Indemnification") and specifically Section 9(d) ("Contribution") shall survive any such termination and remain in full force and effect.

     SECTION 9.       INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the 1933 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any Blue Sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or Blue Sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any reasonable legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein, and PROVIDED, FURTHER, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Shares which are the subject thereof if such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission (or the alleged untrue statement or omission) of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 6(d) hereof ("Delivery of Prospectuses.

     The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may have at common law or otherwise.

     (b) INDEMNIFICATION OF THE COMPANY. Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, claims, damages, expenses or liabilities (and actions in respect thereof) to which the Company or any director, officer, or controlling person may become subject, under the 1933 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by that Underwriter through the Representatives expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that (i) the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" (A) in the third, fourth and fifth sentences of the second paragraph thereof, (B) in the fourth paragraph thereof and (C) in the eighth paragraph thereof and (ii) the stabilization legend in the Prospectus, have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 9 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnified party shall not agree to settle any action or claim for which it intends to seek indemnification hereunder without the prior written consent of the indemnifying party.

     (d) CONTRIBUTION. If the indemnification provided for in this Section 9 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the

Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     SECTION 10.      REPRESENTATIONS, ETC. TO SURVIVE DELIVERY.

     The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares.

     SECTION 11.      TERMINATION.

     (a) This Agreement, except for the provisions of Sections 7 ("Expenses") and 9 ("Indemnification") hereof, may be terminated by the Representatives by written notice to the Company in the event that the Company has failed to comply in any material respect with any of the provisions of this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company are not accurate in any material respect or the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any material respect or satisfied within the time specified at or prior to the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

          (i) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries taken as a whole regardless of whether or not such loss was insured;

          (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq NMS, or trading in securities generally on the Nasdaq NMS shall have been suspended or minimum or maximum prices shall have been established on such market system;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States that, in each case, in the Representatives' judgment makes it impracticable or inadvisable to make or consummate a public offering of the Shares; or

          (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its Subsidiaries taken as a whole that, in each case, in the Representatives' judgment makes it impracticable or inadvisable to make or consummate a public offering of the Shares.

     (b) Termination of this Agreement under this Section 11 or Section 12 ("Substitution of Underwriters") after the Initial Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Section 7 ("Expenses") and Section 9 ("Indemnification") hereof.

     SECTION 12.      SUBSTITUTION OF UNDERWRITERS.

     If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 ("Conditions of the Underwriters' Obligations") or
Section 11 ("Termination") hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Initial Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Initial Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Initial Shares or Additional
Shares required to be purchased on the Closing Date or the Option Closing
Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date specified in Section 3 ("Purchase, Sale and Delivery of the Shares") and Section 4 ("Over-Allotment") hereof to a date not exceeding seven days after the date originally fixed as such Closing Date pursuant to said Sections 3 and 4 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

     If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8--"Conditions of the Underwriters' Obligations" or
Section 11--"Termination" hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Initial Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Initial Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Initial Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of
Section 11(b) ("Termination") hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Section 7 ("Expenses") and Section 9 ("Indemnification") hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     SECTION 13.      NOTICES.

     All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or telegraphed and confirmed to c/o Furman Selz LLC at 230 Park Avenue, New York, New York 10169, Attention:
Syndicate Department, with a copy to William J. Grant, Jr., Esq., Willkie Farr & Gallagher, 153 E. 53rd Street, New York, NY 10022, or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to John L. Bishop, President and Chief Executive Officer, Vysis, Inc., 3100 Woodcreek Drive, Downers Grove, Illinois 60515, with a copy to David A. Schuette, Esq., Mayer, Brown & Platt, 190 S. LaSalle Street, Chicago, IL 60603.

     SECTION 14.      SUCCESSORS.

     This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreements shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

     SECTION 15.      APPLICABLE LAW; JURISDICTION.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof.

     SECTION 16.      COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                              Very truly yours,

                                              VYSIS, INC.

                                              By: ____________________________
                                                   Name:
                                                   Title:

Accepted as of the date first
above written:

FURMAN SELZ LLC
DEUTSCHE MORGAN GRENFELL INC.
EVEREN SECURITIES, INC.

By: FURMAN SELZ LLC


By: __________________________
     Name:
     Title:

For themselves and as Representatives
of the other Underwriters named in
Schedule I hereto

                                                                   SCHEDULE I


                                NUMBER OF INITIAL
NAME OF UNDERWRITER            SHARES TO BE PURCHASED

Furman Selz
  LLC                           ____________


Deutsche Morgan
  Grenfell Inc.                 ____________


EVEREN
  Securities, Inc.              ____________


[            ]                  ____________


Total.............              ____________

                                ============

[Form of lock-up from Amoco Corporation pursuant to Section 8(m) of the Underwriting Agreement: "Conditions of Underwriters' Obligations--Lock-Up Agreements"]
                                                                      EXHIBIT A
                                             [______], 1998

FURMAN SELZ LLC
DEUTSCHE MORGAN GRENFELL INC.
EVEREN SECURITIES, INC.
     as Representatives of the several
     Underwriters named in the
     within-mentioned Underwriting Agreement
c/o Furman Selz LLC
230 Park Avenue
New York, New York  10169

Re:  PROPOSED PUBLIC OFFERING BY VYSIS, INC.

Dear Ladies and Gentlemen:

     The undersigned, a shareholder of VYSIS, INC., a Delaware corporation (the "Company"), understands that you propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of one year from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Furman Selz LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause the Company to file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the Common Shares, whether any such swap or transaction described directly or indirectly, the economic consequence of ownership of in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

                                            Very truly yours,

                                            AMOCO CORPORATION

                                            By:________________________
                                               Name:
                                               Title:





                                       -2-